[HANOVER CAPITAL MORTGAGE HOLDINGS, INC. LOGO]
                                  200 Metroplex Drive        Ph.  (732) 548-0101
                                  Edison, New Jersey 08817   Fax: (732) 548-0286

            New York: 55 Broadway- Suite 3002 * New York, NY 10006 *
                    Ph: (212) 227-0075 * Fax: (212) 227-5434

For further information, contact:
HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
John A. Burchett, CEO, Irma N. Tavares, COO, or Harold McElraft, CFO
732-548-0101

                  HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
            2005 THIRD QUARTER RESULTS AND $0.25 PER SHARE DIVIDEND;
             CLOSES $20,000,000 TRUST PREFERRED SECURITIES OFFERING

     EDISON, NEW JERSEY, NOVEMBER 10, 2005 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) reported earnings for the three months ended September 30, 2005 of $0.1 million, or $0.02 per share on a fully diluted basis, compared to earnings of $2.2 million, or $0.27 per share on a fully diluted basis, for the same period in 2004.

The Board of Directors declared a third quarter dividend of $0.25 per share on November 8, 2005 to be paid on December 5, 2005 to stockholders of record as of November 23, 2005, according to John A. Burchett, President and Chief Executive Officer.

Based on estimated REIT taxable income, which excludes income (losses) in taxable non-REIT subsidiaries, REIT undistributed earnings were $0.23 per share at September 30, 2005. The Board of Directors' dividend policy is to annually pay four quarterly dividends based on management's estimate of HCM's GAAP income and REIT taxable income.

The reduction in operating income reported for the three months ended
September 30, 2005 as compared to the same period in 2004 was primarily the result of two factors. First, the gain on sale of mortgage assets decreased by $2.3 million from the third quarter of 2004 due to higher interest rates in the third quarter of 2005 that resulted in lowered prices, and a majority of the bonds sold in the third quarter of 2005 had loans in the areas that were impacted by Hurricanes Rita and Katrina, which depressed prices on these bonds even further.

The second factor impacting operating income in the third quarter of 2005 was increased borrowing costs associated with the $20 million raised in March 2005 through a private placement of trust preferred securities. The proceeds of this issuance were not fully invested during the third quarter and, as a result, the borrowing cost increases for the quarter were not fully offset by interest income on these proceeds.

Burchett stated, "The core investment in subordinated mortgage-backed securities continues to perform well. Realized losses also remain negligible and, as previously announced, the projected impact of Hurricanes Rita and Katrina is expected to be manageable. For the three months ended September 30, 2005, the rise in short-term interest rates did compress the spreads on investments while the use of increased leverage helped maintain the return on equity in this core investment. Management continues to find good investment opportunities as evidenced by new purchases of subordinated mortgage-backed securities in October of 2005 of $41 million in principal value at a cost of $27.1 million."

"Hanover Capital Partners Ltd. continued to have strong growth in revenues, with a total of $11.3 million for the nine months ended September 30, 2005 compared to $7.6 million in the same period in 2004."

                                    - more -

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                                     - 2 -

Hanover also announced the closing on November 4, 2005 of its issuance and sale in a private placement of $20 million of trust preferred securities through a newly formed statutory trust, Hanover Statutory Trust II. The trust preferred securities require quarterly distributions and bear a fixed rate of interest of 9.20% per annum for the first five years and will reset quarterly thereafter at the prevailing three-month LIBOR rate plus 4.25% per annum. The securities represent an undivided beneficial interest in the trust, mature in 2035 and are redeemable, in whole or in part, without penalty, at the option of Hanover after five years.

Burchett added, "The proceeds of the recent trust preferred offering will be primarily invested in subordinate mortgage-backed securities that management believes to have good investment opportunities. The Company's strategic focus continues to be to grow the investment portfolio under management and to rationalize the impact of the taxable subsidiaries on the growth and volatility of earnings and dividends. The issuance of the preferred securities is one of the steps planned to help grow the balance sheet."

HCM will host an investor conference call on Thursday, November 10, 2005 at 11:00 AM ET. The call will be broadcast on the Internet at the Vcall Web site www.investorcalendar.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. For those not available to listen to the live broadcast, a replay will be available shortly after the call at the Vcall
Web site.

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and mortgage loans and engages in non-interest income-generating activities through its subsidiaries, HanoverTrade, Inc. and Hanover Capital Partners Ltd. HanoverTrade provides loan sale advisory and traditional loan brokerage services, technology solutions and valuation services. HanoverTrade also brokers loan pools, mortgage servicing rights and other similar assets through an Internet-based exchange. Hanover Capital Partners provides consulting and outsourcing services for third parties, including loan sale advisory services, loan file due diligence reviews, staffing solutions and mortgage assignment and collateral rectification services. For further information, visit HCM's Web site at www.hanovercapitalholdings.com.

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. HCM is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM's current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 of HCM's Annual Report on Form 10-K for the year ended December 31, 2004 and in other securities filings by HCM. HCM's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.

                               - charts follow -

            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)

                                                                    September 30,   December 31,
                                                                       2005            2004
                                                                    (Unaudited)
                                                                     ---------       ---------
                          ASSETS
Cash and cash equivalents                                            $  19,660       $  20,604
Accounts receivable                                                      2,808           2,153
Accrued interest receivable                                              1,063           1,036
Mortgage loans
   Held for sale                                                        20,202             175
   Collateral for CMOs                                                  14,822          40,926
Mortgage securities pledged under repurchase agreements
   Available for sale                                                   63,329          54,312
   Trading                                                              71,241          99,142
Mortgage securities, not pledged
   Trading                                                              17,711          11,126
Equity investment in unconsolidated affiliates                             648           3,067
Other assets                                                            13,918           9,597
                                                                     ---------       ---------
                                                                     $ 225,402       $ 242,138
                                                                     =========       =========

                        LIABILITIES

Repurchase agreements                                                $ 121,339       $ 130,102
Collateralized mortgage obligations (CMOs)                              12,111          35,147
Dividends payable                                                           --           2,514
Accounts payable, accrued expenses and other liabilities                 3,642           3,156
Liability to subsidiary trust issuing preferred securities              20,619              --
                                                                     ---------       ---------
                                                                       157,711         170,919
                                                                     ---------       ---------

Contingencies                                                               --              --
Minority interest in equity of consolidated affiliate                      205              --

                   STOCKHOLDERS' EQUITY

Preferred stock: $0.01 par value, 10 million shares authorized,
   no shares issued and outstanding                                         --              --
Common stock: $0.01 par value, 90 million shares authorized,
   8,496,162 and 8,381,583 shares issued and outstanding
   as of September 30, 2005 and December 31, 2004, respectively             85              84
Additional paid-in capital                                             104,231         103,126
Notes receivable from related parties                                       --            (583)
Retained earnings (deficit)                                            (34,519)        (30,779)
Deferred stock-based compensation                                         (217)             --
Accumulated other comprehensive (loss) income                           (2,094)           (629)
                                                                     ---------       ---------
                                                                        67,486          71,219
                                                                     ---------       ---------
                                                                     $ 225,402       $ 242,138
                                                                     =========       =========


                                     -more-
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                                      - 4 -

            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (Unaudited)

                                                           THREE MONTHS ENDED          NINE MONTHS ENDED
                                                              SEPTEMBER 30,              SEPTEMBER 30,
                                                          ---------------------       ---------------------
                                                           2005          2004          2005          2004
                                                          -------       -------       -------       -------
REVENUES
   Interest income                                        $ 4,053       $ 3,936       $11,717       $10,163
   Interest expense                                         2,227         1,152         5,785         2,808
                                                          -------       -------       -------       -------
      Net interest income                                   1,826         2,784         5,932         7,355
   Loan loss provision                                          3             9            24            29
                                                          -------       -------       -------       -------
      Net interest income after loan loss provision         1,823         2,775         5,908         7,326
   Gain on sale of mortgage assets                            121         2,424         4,287         7,996
   (Loss) gain on mark to market of mortgage assets        (1,297)        1,446        (1,663)          163
   Gain (loss) on freestanding derivatives                    996        (2,861)         (340)       (3,210)
   Due diligence fees                                       3,320         1,558         8,039         4,667
   Assignment fees                                            358           596         1,335         1,891
   Technology                                                 845           974         2,360         1,599
   Loan brokering and advisory services                       202           500         1,050         1,894
   Reimbursed out-of-pocket expenses                          715           284         1,748         1,037
   Other income                                               129            60           320           248
                                                          -------       -------       -------       -------
      Total revenues                                        7,212         7,756        23,044        23,611
                                                          -------       -------       -------       -------

EXPENSES
   Personnel                                                1,875         2,208         7,691         8,222
   Subcontractors                                           2,000           976         4,677         3,153
   Legal and professional                                     675           749         2,237         2,156
   General and administrative                                 423           348         1,250         1,182
   Depreciation and amortization                              326           250           932           689
   Occupancy                                                  151           135           422           379
   Technology                                                 398           404         1,208           642
   Travel and entertainment                                   109            67           305           318
   Out-of-pocket expenses reimbursed                          715           284         1,748         1,037
   Other                                                      381           236           955           585
                                                          -------       -------       -------       -------
      Total expenses                                        7,053         5,657        21,425        18,363
                                                          -------       -------       -------       -------
         Operating income                                     159         2,099         1,619         5,248
Equity in income (loss) of unconsolidated affiliates           13            46          (187)            5
Minority interest in loss of consolidated affiliate           (26)           --           (40)           --
                                                          -------       -------       -------       -------
      Income before income tax provision (benefit)            198         2,145         1,472         5,253
    Income tax provision (benefit)                             62           (82)          136          (132)
                                                          -------       -------       -------       -------
NET INCOME                                                $   136       $ 2,227       $ 1,336       $ 5,385
                                                          =======       =======       =======       =======
BASIC EARNINGS PER SHARE                                  $  0.02       $  0.27       $  0.16       $  0.65
                                                          =======       =======       =======       =======
DILUTED EARNINGS PER SHARE                                $  0.02       $  0.27       $  0.16       $  0.65
                                                          =======       =======       =======       =======


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